EXHIBIT 12
                                ASHLAND INC.
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                 AND EARNINGS TO COMBINED FIXED CHARGES AND
                         PREFERRED STOCK DIVIDENDS
                               (In millions)

                                                                                                              Three Months Ended
                                                               Years Ended September 30                          December 31
                                             -------------------------------------------------------------  -----------------------
                                               1995         1996         1997        1998         1999        1998         1999
                                             ----------   ----------  -----------  ----------   ----------  ----------   ----------
EARNINGS

Income (loss) from continuing operations      $     14     $    136    $    192     $    203     $    290     $    (11)   $   (166)
Income taxes                                        (1)          72         127          114          192           (6)         (4)
Interest expense                                   153          154         148          133          141           33          47
Interest portion of rental expense                  35           44          48           40           35            9           9
Amortization of deferred debt expense                1            1           1            1            1            -           1
Undistributed earnings of
    unconsolidated affiliates                       (8)         (21)        (19)         (77)           -          145         270
Amounts related to significant affiliates*
    Earnings (losses)                               49           57          47           59           41            9        (251)
    Dividends                                       (9)          (5)        (12)         (10)         (10)          (2)         (2)
                                              ----------   ----------  -----------  ----------   ----------   ----------  ---------
                                              $    234     $    438    $    532     $    463     $    690     $    177    $    (96)
                                              ==========   ==========  ===========  ==========   ==========   ==========  =========

FIXED CHARGES

Interest expense                              $    153     $    154    $    148     $    133     $    141     $     33    $     47
Interest portion of rental expense                  35           44          48           40           35            9           9
Amortization of deferred debt expense                1            1           1            1            1            -           1
Capitalized interest                                 -            -           1            -            -            -           -
Fixed charges of significant affiliates*            32           29          25           29           61           15          14
                                              ----------   ----------  -----------  ----------   ----------   ----------  ---------
                                               $   221     $    228    $    223     $    203     $    238     $     57    $     71
                                              ==========   ==========  ===========  ==========   ==========   ==========  =========

COMBINED FIXED CHARGES AND PREFERRED STOCK
DIVIDENDS

Preferred dividend requirements               $     19     $     19    $      9     $      -     $      -     $      -    $      -
Ratio of pretax to net income**                    .90         1.53        1.66            -            -            -           -
                                              ----------   ----------  -----------  ----------   ----------   ----------  ---------
Preferred dividends on a pretax basis               17           29          16            -            -            -           -
Fixed charges                                      221          228         223          203          238           57          71
                                              ----------   ----------  -----------  ----------   ----------   ----------  ---------
                                              $    238     $    257    $    239     $    203     $    238     $     57    $     71
                                              ==========   ==========  ===========  ==========   ==========   ==========  =========

RATIO OF EARNINGS TO
FIXED CHARGES                                     1.06         1.92        2.39         2.28         2.90         3.13        ****

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS                      ***         1.70        2.23         2.28         2.90         3.13        ****

* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.

***   Combined  fixed  charges  and  preferred  stock  dividends   exceeded
      earnings (as defined) by $4 million.

****  Fixed charges exceeded earnings (as defined) by $167 million.